Exhibit 2.2

                                                                           FILED
                                                                    No. C8952-98
                                                                October 31, 2002
                                                                In the office of
                                                 Dean Heller, Secretary of State

                               ARTICLES OF MERGER
                      PROHEALTH MEDICAL TECHNOLOGIES, INC.
                             (a Nevada corporation)
                    APPLIED DNA SCIENCES, INC. (ADNAS, Inc.)
                             (a Nevada corporation)

The undersigned parent-subsidiary corporations desiring to merge a wholly-owned Nevada subsidiary corporation, Applied DNA Sciences, Inc. (ADNAS, Inc.) as the merging corporation, with and into its Nevada parent corporation, ProHealth Medical Technologies, Inc., as the surviving corporation, hereby sign, seal, and present for filing these Articles of Merger as required by Section 92A.180 of the Nevada Revised Statutes ("NRS") as follows:

1. The names of the constituent corporations are:

                              Merging Corporation:

Applied DNA Sciences, Inc. (ADNAS, Inc.), a Nevada corporation, which is the wholly-owned subsidiary of ProHealth Medical Technologies, Inc., a Nevada corporation which is the surviving corporation of this merger.

                             Surviving Corporation:

ProHealth Medical Technologies, Inc., a Nevada corporation, which is the parent of Applied DNA Sciences, Inc. (ADNAS, Inc.), also a Nevada corporation.

2. The addresses of the corporations are as follows:

Applied DNA Sciences, Inc. (ADNAS, Inc.):     9255 West Sunset Blvd.  Suite 805,
                                              Los Angeles, California 90069

ProHealth Medical Technologies, Inc.:         211 West Wall Street,
                                              Midland, Texas    70701

3. This merger is permitted under the laws of the State Nevada. Applied DNA Sciences, Inc. (ADNAS, Inc.) and ProHealth Medical Technologies, Inc. have complied with the applicable provisions of the corporation laws of the State Nevada.

4. The new primary address for the surviving corporation will be 9255 West Sunset Blvd. Suite 805, Los Angeles, California 90069.

5. The Plan of Reorganization and Plan of Merger were adopted unanimously by the Boards of Directors of ProHealth Medical Technologies, Inc. and Applied DNA Sciences, Inc. (ADNAS, Inc.) Neither the Merging Corporation [Applied DNA Sciences, Inc.(ADNAS, Inc.)] nor the Surviving Corporation (ProHealth Medical Technologies, Inc.) were required to seek shareholder approval for this action as this merger qualified as a parent/subsidiary merger under Section 92A.190 of the NRS.

6. As a result of this merger, the shares of the Merging Corporation have been canceled.

7. The Articles of Incorporation of ProHealth Medical Technologies, Inc. will be amended in conjunction with the merger. Article I of the Articles of Incorporation is hereby amended to read as follows: I. The name of the corporation is: Applied DNA Sciences, Inc.

ARTICLES OF MERGER ProHealth Medical Technologies, Inc. (Nevada) and Applied DNA Sciences, Inc. (ADNAS, Inc.) (Nevada)
PAGE 2

8. The merger shall be effective upon the filing of these Articles of Merger in the State of Nevada.

9. The surviving corporation agrees that it may be served with process in the State of California in "any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of California as its agent to accept service of process and to send it to:

9255 West Sunset Blvd. Suite 805, Los Angeles, California 90069

10.   Copies  of  the  Articles  of  Merger  and  the  Plan  and   Agreement  of
Reorganization and Plan of Merger effectuated in accordance with Section 368(a)1(B) of the Internal Revenue Code are both available and on file at the offices of the surviving corporation. Copies will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger. this 23rd day of October 2002.

                      PROHEALTH MEDICAL TECHNOLOGIES, INC.
                                    (Nevada)

                                              /s/ Glenn Little
 ATTEST                                       -----------------------
                                              Glenn Little, President
/s/
-----------------------
Secretary
APPLIED DNA SCIENCES, INC. (ADNAS, INC.)

 ATTEST                                      /s/ Lawrence Lee
                                             ----------------------
                                             Lawrence Lee, President
/s/
-----------------------
Secretary

State of Nevada Secretary of State
I hereby certify that this is a true and compete copy of the document filed as in this office
November 5, 2002
Dean Heller
By:  Illegible